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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 25, 2000


                       ECHOSTAR COMMUNICATIONS CORPORATION
               (Exact name of registrant as specified in charter)


           NEVADA                    0-26176                      88-0336997
(State or other jurisdiction       (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)


       5701 S. SANTA FE DRIVE
         LITTLETON, COLORADO                                        80120
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:            (303) 723-1000


ITEM 5. OTHER EVENTS

EchoStar Communications Corporation ("EchoStar") announced on September 25, 2000, that its wholly owned subsidiary, EchoStar Broadband Corporation, increased its previously announced offering of Senior Notes due 2007 from $600 million to $1 billion, and that the offering closed September 25, 2000. The notes will bear interest at an annual rate of 10 3/8% and will mature on October 1, 2007.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ECHOSTAR COMMUNICATIONS CORPORATION



Dated: September 25, 2000              By: /s/ David K. Moskowitz
                                          -----------------------
                                          David K. Moskowitz,
                                          Senior Vice President and General
                                          Counsel



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                                INDEX TO EXHIBITS


EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
99.1        Press Release, dated September 25, 2000, issued by EchoStar announcing increase and completion of 144A Senior Notes offering by
            EchoStar Broadband Corporation.